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Accelerating CommScope’s Vision to Shape the Communications Networks of the Future Eddie Edwards CommScope President and Chief Executive Officer Alex Pease CommScope Executive Vice President and Chief Financial Officer November 8, 2018 Bruce McClelland ARRIS Chief Executive Officer +

Safe Harbor

Caution Regarding Forward Looking Statements

This presentation or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect the current views of CommScope Holding Company, Inc. ("CommScope," "us," "we" or "our") or ARRIS International plc ("ARRIS") with respect to future events and financial performance, including the proposed acquisition by us of ARRIS. These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of the management of CommScope and/or ARRIS, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as "intend," "goal," "estimate," "expect," "project," "projections," "plans," "potential," "anticipate," "should," "could," "designed to," "foreseeable future," "believe," "think," "scheduled," "outlook," "target," "guidance" and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These statements are subject to various risks and uncertainties, many of which are outside of our control, including, without limitation: our dependence on customers' capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; industry competition and the ability to retain customers through product innovation, introduction and marketing; risks associated with our sales through channel partners; changes to the regulatory environment in which our customers operate; product quality or performance issues and associated warranty claims; our ability to maintain effective management information systems and to implement major systems initiatives successfully; cyber-security incidents, including data security breaches, ransomware or computer viruses; the risk our global manufacturing operations suffer production or shipping delays, causing difficulty in meeting customer demands; the risk that internal production capacity or that of contract manufacturers may be insufficient to meet customer demand or quality standards; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; the risk that contract manufacturers we rely on encounter production, quality, financial or other difficulties; our ability to integrate and fully realize anticipated benefits from prior or future acquisitions or equity investments; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; substantial indebtedness and maintaining compliance with debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as deferred tax assets; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans may require plan contributions in excess of current estimates; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; the impact of the U.K. invoking Article 50 of the Lisbon Treaty to leave the European Union; changes in the laws and policies in the United States affecting trade, including recently enacted tariffs on imports from China, as well as the risks and uncertainties related to other potential tariffs or a potential global trade war that may impact our products; costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; the impact of litigation and similar regulatory proceedings that we are involved in or may become involved in, including the costs of such litigation; risks associated with stockholder activism, which could cause us to incur significant expense, hinder execution of our business strategy and impact the trading value of our securities; and other factors beyond our control. These risks and uncertainties may be magnified by our acquisition of ARRIS, and such statements are also subject to the risks and uncertainties related to ARRIS' business.

Such forward-looking statements are subject to additional risks and uncertainties related to our proposed acquisition of ARRIS, many of which are outside of the control of CommScope and ARRIS, including, without limitation: failure to obtain applicable regulatory approvals in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed acquisition; the risk that we will be required to pay a reverse break fee under the related acquisition agreement; the risk that we will not successfully integrate ARRIS or that we will not realize estimated cost savings, synergies, growth or other anticipated benefits, or that such benefits may take longer to realize than expected; risks relating to unanticipated costs of integration; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; failure to manage potential conflicts of interest between or among customers; integration of information technology systems; conditions in the credit markets that could impact the costs associated with financing the acquisition; the possibility that competing offers will be made; and other factors beyond the control of CommScope and/or ARRIS.

Furthermore, the information contained in this presentation regarding ARRIS has been derived from public sources or provided to us by ARRIS. Any such information that is not included in the financial statements or the related notes thereto included in the periodic reports filed by ARRIS with the U.S. Securities and Exchange Commission has not been audited or reviewed and is subject to change, as are any non-GAAP financial measures that are derived from such financial information. As such, any of ARRIS' financial information contained in this presentation may differ materially from actual results.

These and other factors are discussed in greater detail in the reports filed by CommScope and ARRIS with the U.S. Securities and Exchange Commission, including CommScope's Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the period ended September 30, 2018 and ARRIS' Quarterly Report on Form 10-Q for the period ended June 30, 2018. Although the information contained in this presentation represents the best judgment of CommScope and/or ARRIS as of the date of this presentation based on information currently available and reasonable assumptions, neither we nor ARRIS can give any assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. Neither we nor ARRIS are undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

Non-GAAP Financial Measures

CommScope and ARRIS management believes that presenting certain non-GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors' ability to analyze financial and business trends. Non-GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our and ARRIS' non-GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope and ARRIS management believes that these non-GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period. GAAP to non-GAAP reconciliations for historical periods are included in the reports we and ARRIS file with the U.S. Securities and Exchange Commission. Financial metrics presented exclude purchase accounting charges, transition and integration costs and other special items.

2
COMMSCOPE

3 Acquisition of ARRIS is the strategic next step for CommScope to drive growth and shareholder value creation Growth strategy Acquisition of ARRIS ▪ Transform networks with efficient solutions that optimize network performance and deployment speed to meet ever - increasing bandwidth demands ▪ Shaping the communications networks of the future ▪ Continued mission to drive shareholder value through growth ▪ Grow in core markets through increased focus on segmentation and innovation to solve our customers’ biggest networking challenges ▪ Explore opportunities to enter and grow in adjacent markets through innovation and acquisition ▪ Organic and inorganic options evaluated ▪ 30+ adjacencies analyzed ▪ Focused scan on value creation potential and strategic fit with CommScope ▪ Complementary combination ▪ Expected to be immediately accretive to EPS with cash flow benefits ▪ More than $150 million of annual run - rate cost synergies expected* ▪ History of successful acquisition - driven growth ▪ Platform for potential future investments Vision Market assessment and diligence *Expected to be achieved in the third year following transaction close .

The combination is expected to accelerate CommScope's vision to shape the communications networks of the future

STRATEGIC FIT

- Creates a combined **growth and cash flow oriented company** focused on **enabling a connected lifestyle** by strengthening CommScope's capabilities to **lead the coming network transformation**
- Offers a **compelling value proposition** to all key stakeholders
- Brings together a **complementary set** of IP, capabilities, leadership, and **customer relationships**
- Strong track record of **product commercialization**
- **Similar cultures** expected to lead to a seamless integration

COMPLEMENTARY SOLUTIONS

- Strengthen CommScope's offerings by creating a **broadband access solution** from the Core to the Edge and in the connected home
- **End-to-end wireless connectivity solutions** combining licensed and unlicensed technologies for indoor densification and 5G
- Creates a complete **wired and wireless private network offering**

ATTRACTIVE FOOTPRINT

- Diversifies product lineup and geographies and **opens up new product addressable market (PAM)**
- **Truly global footprint** with customers in over 150 countries
- **Technical expertise** with ~15,000 patents, ~$800 million average annual R&D investment

FINANCIAL BENEFITS

- ~$1 billion **cash flow from operations**[(1)] expected
- Estimated annual run-rate of at least **$150 million in cost synergies**[(2)]
- Expected 30%+ **EPS accretive**[(1)]
- **Well-positioned to de-lever** in the second year post-close to pro forma net leverage of ~4.0x
- **PAM expands to >$60 billion**
- Potential **revenue synergies**

(1) Expected in the first full year after closing. Financial metrics presented exclude purchase accounting charges, transaction and integration costs and other special items.
(2) Expected to be achieved in the third year following transaction close.

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COMMSCOPE

Transaction Summary

CONSIDERATION

- ARRIS shareholders to receive $31.75 per share in an all-cash transaction for a total purchase price of ~$7.4 billion
- A premium of 27% over the volume weighted average closing price of ARRIS's common stock for the 30 trading days ending October 23, 2018[1]

GOVERNANCE

- Frank Drendel to continue to serve as Chairman of CommScope Board of Directors
- Eddie Edwards to continue to serve as Chief Executive Officer and President
- Two Carlyle representatives to join CommScope Board of Directors

FINANCIAL IMPACT

- Expected annual cost savings of more than $150 million within three years post-close
- Upside potential through revenue synergies
- Anticipated pro forma net leverage of 5.1x at closing

- Financing Sources:
  - $900 million combined cash on hand expected at closing
  - $6.3 billion of fully committed debt
  - $1 billion of private equity convertible preferred from The Carlyle Group

CLEAR PATHWAY TO COMPLETION

- Transaction expected to close in the first half of 2019
- Closing conditions:
  - ARRIS shareholder vote
  - Customary closing conditions
  - Regulatory clearances

(1) The day prior to news of the market rumors regarding a potential transaction leaking to the media.

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COMMSCOPE

ARRIS: A global leader in communications and networking technology

Company Overview

- ARRIS, **headquartered near Atlanta, Georgia** is a **global innovator enabling the gigabit generation** with new compelling connectivity experiences where we live, learn, work and play
- ARRIS partners with the world's leading network operators and enterprises providing them with:
  - **Innovation in the network** – from core to edge
  - **Seamless connectivity that just works** – meeting and exceeding ever increasing consumer and business demands
  - **Cost-effective scalable solutions** enabling state of the art connectivity

Key Highlights

73 countries with direct and indirect presence	**~1,700** Service provider customers served	**~10,000** Enterprise Channel Partners

$6.7B LTM Net Sales (as of September 30, 2018)	**~8,100** Employees	**5,000 patents** approved or pending	**$420M** Cash from Operations (YTD September 30, 2018)

Adjusted Direct Contribution and Net Sales

LTM (as of Sep 30, 2018)

Adjusted Direct Contribution[(1)]

Enterprise[(2)]
$0.6B net sales

#1 Global Service Provider WiFi
#1 Global Hospitality WiFi

Network & Cloud (N&C)
$2.2B net sales

#1 Global CCAP
#1 Global HFC Access
#3 Global Cable video networks



5%
25%
70%

Customer Premise Equipment (CPE)
$3.9B net sales

#1 Global STB
#1 Broadband CPE in Americas
#2 Global Broadband CPE

Sources: Dell'Oro, I.H.S., ARRIS Estimates

Operating segments	CPE	N&C	Enterprise Networks
Supplying the entire value chain	**Broadband CPE** growing with bandwidth demand. **Video CPE** profitability stable through cost management. Supporting the shift to OTT and demand for gigabit capabilities	**Cable network equipment** supporting the exponential growth in data consumption and devices	**Expertise in wired and wireless networking** supporting Enterprises and Service Providers toward a constantly connected mobile world.

(1) Breakdown of adjusted direct contribution excludes unallocated corporate expenses. See appendix for reconciliation of non-GAAP measures.
(2) ARRIS acquired Ruckus in December 2017. Enterprise results reflect Ruckus results since acquisition.

6

7 Compelling strategic and financial benefits Technology and market position to shape the future of wired and wireless communications and well - positioned to benefit from key industry trends 1 Unique set of complementary assets and capabilities that enable end - to - end communications infrastructure solutions 2 Access to new markets and diverse customer base , positioning CommScope for growth 3 Expected significant and immediate EPS accretion 5 Experienced management team with a proven track record of successfully integrating large transactions to drive growth 4

1 Stronger platform and better positioned to capitalize on industry trends

Rise of integrated offerings

- Desire for end-to-end integrated solutions in network communication infrastructure throughout Core, Access and Edge layers of the network
- Network operators also seeking to drive greater efficiency in infrastructure deployment

Changing network architectures & technology

- Rapid advancements in wired (e.g., DOCSIS 3.1, hyperscale, fiber deep), and wireless (e.g., max downstream capacity is increased from 1.2 Gbit/s to 10 Gbit/s)
- Emergence of new use cases (e.g., OTT, edge computing) and capabilities (e.g., network virtualization)

Mobility access everywhere

- Driving convergence of licensed & unlicensed spectrum, enabling innovations such as IoT and smart cities
- Opening up new applications / use cases such as private networks implemented over CBRS

Shifting business models

- MSOs shifting business model by bundling wireless, content and broadband services
- MNOs becoming providers of bundled wireless services and mobile + home broadband services
- New players entering communications markets

Roll out of 5G and FWA

- 5G driving network densification among MNOs as well as MSOs
- To deliver on the promise of 5G and a connected lifestyle, the connectivity in the home will need to become more robust and more secure
- Indoor deployments will increase

Confident CommScope will **benefit from key industry trends** by **combining** best-in-class **capabilities** in network access technology and infrastructure and **creating** end-to-end and **comprehensive solutions**

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COMMSCOPE

2 Complementary capabilities position CommScope to deliver end-to-end communication solutions

- New integrated product offering enabled by combination
- New use cases opened up by combination

A — Residential Broadband Delivery

- N&C products (CMTS, CCAP, etc.)
- Complementary OSP offerings
- Headend to home solutions for MSOs and MNOs

B — Venue Coverage and Capacity Solutions

- Leading technology in licensed, lightly licensed (CBRS) and unlicensed (WiFi) spectrum offerings
- Ability to quickly integrate CBRS into current solutions
- End-to-end solutions for MSOs and MNOs

C — Wired and Wireless For Macro, Metro and Enterprise Applications

- Leading Antenna, Cabling, WAP and Switch lineup
- Licensed and unlicensed 4G/5G products
- Stronger foothold for in-building communications and networks

D — E2E Private Network Solutions

- SAS complementary to vEPC, OneCell®, DAS, picocell and cabling lineups
- Licensed and unlicensed solutions

E — Connected Home

- CPE products
- Vision of connected home and IoT
- Entry into Connected Home offerings

New products and use cases to support evolving industry landscape

- Rise of integrated offerings
- Changing network architectures & technology
- Mobility access everywhere
- Shifting business models
- Roll out of 5G and FWA

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COMMSCOPE

2 Enabling the world's largest customers in nearly every aspect of their communications networks

Text - ARRIS solutions
Text - CommScope solutions



A
E2E Residential Broadband Delivery
CONTENT- CORE - ACCESS - EDGE
Headend and Central Office aggregation and transport equipment
Fiber and Copper Connectivity, Splicing, and Protection
Fiber optic cable
Outside Plant Closures, Terminals, and Cabinets
Optical nodes
Coax cable and Connectivity
CORE
ACCESS
CONTENT
Video Encryption
Advertising Insertion
Cloud Services
EDGE
Set Top Box
Residential Connectivity
Broadband Gateway and In-home WiFi
B
E2E Venue Coverage and Capacity Solutions
Small cell / OneCell
Distributed Antenna System (DAS)
WiFi Access Points
Fiber and Copper Cabling and Apparatus
Ethernet Switch
SAS Controller/ Cloud Solution
C
E2E Wired and Wireless for Macro, Metro, and Enterprise Applications
Service Assurance Controller/ Cloud Solution
Campus Switching
Wireless LAN
DAS/small cell
Antennas
Metro Cells
RF and Fiber Cabling
Wi-Fi Access Points
Horizontal and LAN connectivity
Vertical Fiber and Connectivity
Horizontal powered copper (PoE)
Interfacility Fiber Cable and Splicing Solutions

10
COMMSCOPE

2 CommScope gains strong footing in private networks for industrial, enterprise and public venue use cases

Customers demand increasing security and reliability for network connectivity → **Private LTE/5G networks address customer needs** → **Comprehensive end-to-end private network solution enables customers to realize secure, low latency, high reliability connections**

Especially for mission-critical enterprise networks

- Capacity
- Coverage
- Reliability & low latency
- Cellular based security
- Seamless mobility
- Future proof

- More secure and reliable connection via lower latency and higher bandwidth availability
- Higher quality of service compared to mobile networks and WiFi due to private core and dedicated frequencies
- Cloud and locally based evolved packet core to drive efficiency and performance as needed

---

Applications for a comprehensive private WiFi/LTE/5G solution

Factory Automation



Heavy Industrial



Research and Healthcare



Critical Data Transfer between trips



Key Components

Switch
WAP (WiFi)
Small Cell (LTE)
Fiber Connectivity
Copper Connectivity
SAS
vEPC

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COMMSCOPE

2 Enhanced connected/smart home solutions value proposition

- ARRIS solutions
- CommScope solutions

Components of comprehensive in-home connectivity solution



The evolution of fixed wireless will create the home as a battleground for strategic wireless investments

Fixed wireless access (FWA)
- Network access technology for FWA
- RAN infrastructure
- FTTX

Multimedia
- Set top boxes
- TV systems and software

In-home connectivity
- Broadband gateway
- WLAN access points



In-home network improvement
- WiFi
- Mesh
- 4G/5G (future) picocell



Combination of ARRIS's strategic in-home presence and **fixed wireless access** with **Broadband gateway** products and CommScope's complementary **FTTX cabling solutions** enables continued development of future connected home use cases such as **mesh networking**

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COMMSCOPE

13 CPE – Large stable business: Connection to the home remains critical The connection to the home is valuable and we have the combined potential to redefine in - home connectivity          Global CPE PAM Projection (1) CAGR (’18 - ’23) 2% - 4% Key Points to Consider Leading positions with key customers enabling cross - sell of non - CPE products Potential for incremental growth opportunities in broadband and outside the U.S. Shortening technology upgrade cycles driving product refreshes and volume growth Small proportion of pro forma EBITDA Plans to manage efficiently with cost optimization opportunities (1) Company estimates and industry reports Video Low - to - mid single digit declines expected annually $20 Billion Industry 2 Broadband Low - single digit growth expected annually Key Points • Clear industry leader • US declines but global stability 1 2 3 4 5

3 Combination accelerates CommScope's vision to shape the communications networks of the future

~30,000
employees serving customers in
>150
countries

~$1B
cash flow from operations expected in 1st full year post-close

~$11.3B(1)
revenue

~$1.8B(1)
adjusted EBITDA

~15,000
patents

~$800M
average annual R&D spend

(1) Based on combined financials for the twelve months ended September 30, 2018.
Note: Financial metrics presented exclude purchase accounting charges, transaction and integration costs and other special items. See appendix for reconciliation of non-GAAP measures.

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COMMSCOPE

15 Increasing penetration opportunities in a growing product addressable market (1) CommScope estimates and industry reports (2) ARRIS estimates and industry reports Product Addressable Market (PAM) – $ Billions + >$60B 3 Today The combination will more than double CommScope’s PAM and unlock access to future high growth areas >$35B (2) ~$25B (1)

16 Broad customer relationships across diverse end - markets CABLE PROVIDERS TELCO PROVIDERS RETAIL SATELLITE PROVIDERS PROGRAMMERS HOSPITALITY EDUCATION Customers in more than 150 countries FINANCE FORTUNE 500 Opportunity to enhance strategic partnership and deliver enhanced capabilities to existing customers 3

17 $1.9B $3.5B $4.6B ANNUAL REVENUE Structured Cabling Wireless Infrastructure Antenna Technology Metro Cell Fiber Connectivity Quick - turn Delivery BNS Internet Explosion Rise of Mobility Digital Revolution Enhanced mobile broadband IoT Ultra - low latency 2004 2008 2011 2013 2015 2017 2020+ BANDWIDTH DEMAND 2007 – 2017 Revenue CAGR of 9% 5G ACQUISITIONS Cable Exchange Successful track record of integrating strategic acquisitions 4

18 ~$1 billion (1) in expected cash flow generation and ability to quickly de - lever Estimated more than $150 million in annual run - rate cost synergies (2) Expected to be 30%+ accretive to underlying earnings in first full fiscal year Expands CommScope’s product addressable market to >$60 billion Compelling financial rationale for CommScope Potential for additional revenue synergies (1) In first full year post closing. (2) Expected to be achieved in the third year following transaction close Note: Financial metrics presented exclude purchase accounting charges, transaction and integration costs and other special it ems . 5

19 Pro Forma Profitability Breakdown (1,2) (LTM 9/30/18) Overview of pro forma combined company Adj. EBITDA (1) excl. synergies R&D Spend excl. synergies Revenue Pro Forma Cash Flow From Operations excl. synergies LTM (as of Sep 30, 2018) . (1) Excludes purchase accounting charges, transaction and integration costs and other special items. See appendix for reconcilia tio n of non - GAAP measures. (2) Estimated pro forma profitability reflecting ARRIS adjusted direct contribution and CommScope adjusted operating income (AOI) . ARRIS and CommScope utilize different overhead allocation approaches. This chart reflects ARRIS corporate expenses allocated based on revenue. It is intended as an illustrative example of pro fo rma profitability. (3) ARRIS acquired Ruckus in December 2017. Enterprise results reflect Ruckus results since acquisition. $4.6B $6.7B $11.3B $935M $850M $1.8B $187M $635M $822M $613M $342M $955M 5 Connectivity Solutions Mobility Solutions Customer Premise Equipment Network & Cloud Enterprise (3)

20 CommScope’s proven track record of successfully de - levering in previous transactions Net Leverage BNS Acquisition ARRIS Acquisition (2) Andrew Acquisition LBO 2.0x - 3.0x CommScope expected to generate significant free cash flow enabling it reduce leverage quickly (1) Net leverage ratio as September 30, 2018. (2) Closing leverage based on pre - forma Adjusted EBITDA of approximately $1.9 billion (including full $150 million run rate synergie s). The Carlyle investment is considered equity. The ratio of net debt + preferred equity to proforma Adjusted EBITDA is approximately 5.6x. Target Target 5

21 Expect to reach annual run - rate of at least $150 million (1) in cost synergies in the third year following transaction close Cost Synergies In addition to cost synergies, we see the potential for revenue synergies $150M+ ~75% ~25% SG&A Cost of Goods ▪ Economies of scale through global shared services, consolidation of redundant functional support and real estate footprint consolidation ▪ Procurement and supply chain related savings associated with consolidation of spend, distribution efficiency and elimination of redundancies (1) Expect to achieve ~$60M in yr. 1 post - close, ~$125M in yr. 2 post - close, and $150M+ annual run - rate in yr. 3 5

5 Premier Equity Sponsorship: THE CARLYLE GROUP

- Carlyle is one of the world's largest private equity firms with **deep technology and communications industry experience**
  - ~$212 billion of assets under management
  - ~$27 billion of equity invested in the technology, media, and telecom sector since inception

- Took CommScope private in 2011, re-IPO'd in late 2013, and fully exited in late 2016
  CommScope was one of Carlyle's most successful investments ever

- Investing $1 billion of convertible preferred equity to support the ARRIS transaction:
  - 5.5% coupon, $27.50 initial conversion price
  - Carlyle will own ~16% of the common equity assuming conversion
  - Two Carlyle representatives to join CommScope Board of Directors

"We are delighted to resume our collaboration with CommScope's accomplished management team. We believe in the company's long-term strategy, customer-centric culture and ability to deliver results. This optimism has fueled our desire to be a part of such a promising transaction with ARRIS."

— Cam Dyer, Carlyle Managing Director and Global Co-Head of TMT

22 | COMMSCOPE

5 Financing overview and pro forma net leverage

- CommScope has secured full commitments from J.P. Morgan, Bank of America and Deutsche Bank to finance the transaction. The company expects to use ~$0.9 billion in combined cash on balance sheet, ~$5.3 billion of new secured debt, ~$1.0 billion of senior unsecured debt, and ~$1.0 billion of Carlyle convertible preferred equity
- Concurrent with the financing, the company has also secured commitments for an upsized 5-year ABL facility of ~$0.8 billion providing ~$1.3 billion of liquidity pro forma for the transaction
- Pro forma for the transaction, net leverage will increase to approximately 5.1x LTM Q3 2018 PF EBITDA[1] at closing and expect to deleverage rapidly in the following 12-18 months
- Capital structure provides for attractive terms, flexibility to continue to de-lever and strong ratings

		Pro forma as of 9/30/18	
($ in billions)	Maturity	Amount	x LTM 3Q18 EBITDA (incl. synergies) [1]
Cash and equivalents		$0.5	
New $0.8B ABL facility	5-yr	-	
Existing Term Loan B	Dec-22	$0.5	
New secured debt	7-yr	$5.3	
Net secured debt		**$5.3B**	**2.7x**
Existing senior notes	2021-2027	$3.6	
New unsecured debt	8-yr	$1.0	
Net debt		**$9.8B**	**5.1x**
Carlyle convertible preferred equity		$1.0	
Net debt + convertible preferred equity		**$10.8B**	**5.6x**
Adjusted EBITDA			**$1.9B**

(1) Based on pro forma, adjusted EBITDA at September 30, 2018 of approximately $1.94B (inclusive of full run rate synergies of $150 million, which are expected to be achieved over three years). This structure assumes full repayment of ARRIS's outstanding debt which was approximately $2.1B as of September 30, 2018. Numbers may not add due to rounding.

Note: See appendix for reconciliation of non-GAAP measures.

23 | COMMSCOPE

24 Transaction delivers benefits for all stakeholders Investors ▪ Expect to unlock value through future growth opportunities and expanded addressable market ▪ Diverse product lineup increases cashflow and reduces risk ▪ Significant free cash flow generation expected ▪ Access to complementary and end - to - end communications infrastructure solutions ▪ Increased focus on comprehensive client needs ▪ Availability of diverse and capable customer support across all areas of connectivity Customers ▪ Greater mobility, skill development, and opportunities for advancement ▪ Become the spearhead of innovation with new communications infrastructure solutions and possibilities Employees ▪ Access to the integrated leader in the communication infrastructure space ▪ Opens up new opportunities for partnership through expanded lineup of end - to - end communications infrastructure solutions Partners

25 Appendix Non - GAAP Financial Measures CommScope and ARRIS management believes that presenting certain non - GAAP financial measures provides meaningful information to investors in understanding operating results and may enhance investors' ability to analyze financial and business trends. Non - GAAP measures are not a substitute for GAAP measures and should be considered together with the GAAP financial measures. As calculated, our and ARRIS’ non - GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, CommScope and ARRIS management believes that these non - GAAP financial measures allow investors to compare period to period more easily by excluding items that could have a disproportionately negative or positive impact on results in any particular period. GAAP to non - GAAP reconciliations for historical periods are included in the reports we and ARRIS file with the U.S. Securities and Exchange Commission. Financial metrics presented exclude purchase accounting charges, transaction and integration costs and other special items.

26 CommScope and ARRIS: Adjusted Operating Income and Adjusted EBITDA Reconciliation by Quarter (Unaudited -- In millions) Q3 2018 Q2 2018 Q1 2018 Q4 2017 Q3 2017 Operating income, as reported 132.2$ 164.7$ 103.7$ 90.3$ 125.4$ Amortization of purchased intangible assets 65.8 66.4 67.2 68.1 68.3 Restructuring costs, net 7.1 7.2 5.5 19.3 5.4 Equity-based compensation 11.3 11.8 10.5 10.3 11.0 Integration and transaction costs 2.6 1.0 1.7 9.8 12.0 Non-GAAP adjusted operating income 219.0$ 251.1$ 188.6$ 197.7$ 222.1$ Non-GAAP adjusted operating margin % 19.0% 20.3% 16.8% 17.6% 19.7% Depreciation 18.7 19.9 19.6 20.8 20.6 Non-GAAP adjusted EBITDA 237.8$ 271.1$ 208.1$ 218.5$ 242.7$ Q3 2018 Q2 2018 Q1 2018 Q4 2017 Net income (loss), as reported 45.8$ 34.8$ (17.0)$ (8.1)$ Income tax expense (benefit) (15.7) (9.9) 3.5 (32.3) Interest income (1.8) (1.8) (1.5) (2.0) Interest expense 24.0 23.6 22.5 23.8 Depreciation expense 21.6 21.2 22.9 22.9 Amortization of intangible assets 88.3 90.5 114.7 100.6 EBITDA 162.2$ 158.4$ 145.0$ 104.9$ Stock-based compensation expense 20.3 23.5 19.3 18.7 Integration, acquisition, restructuring and other costs 5.0 22.8 13.7 67.7 Impairment of goodwill and intangible assets — — 3.4 55.0 Acquisition accounting impacts of deferred revenue 2.4 3.3 5.7 (7.0) Acquisition accounting impacts of fair valuing inventory — — 17.0 7.6 Remeasurement of deferred taxes 0.5 (3.7) 3.7 0.9 Non-GAAP adjusted EBITDA 190.5$ 204.4$ 207.7$ 247.7$ GAAP to Non-GAAP Adjusted EBITDA Reconciliation Components may not sum to total due to rounding ARRIS International plc Quarterly Adjusted EBITDA (Unaudited -- In millions)

Client Id: 77 THOMSON REUTERS STREETEVENTS PRELIMINARY TRANSCRIPT COMM - CommScope Holding Company Inc to Acquire ARRIS and Q3 2018 Earnings Call EVENT DATE/TIME: NOVEMBER 08, 2018 / 1:30PM GMT THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

Client Id: 77 C O R P O R A T E P A R T I C I P A N T S Alexander W. Pease CommScope Holding Company, Inc. - Executive VP & CFO Jennifer Crawford CommScope Holding Company, Inc. - Director of IR Marvin S. Edwards CommScope Holding Company, Inc. - President, CEO & Director C O N F E R E N C E C A L L P A R T I C I P A N T S Amir Rozwadowski Barclays Bank PLC, Research Division - Director, Head of the U.S. Telecom Service and Comm Infra Research & Senior Research Analyst George Charles Notter Jefferies LLC, Research Division - MD & Equity Research Analyst Mark Trevor Delaney Goldman Sachs Group Inc., Research Division - Equity Analyst Samik Chatterjee JP Morgan Chase & Co, Research Division - Analyst Shawn Matthew Harrison Longbow Research LLC - Senior Research Analyst Simon Matthew Leopold Raymond James & Associates, Inc., Research Division - Research Analyst P R E S E N T A T I O N Operator Good morning, ladies and gentlemen, and welcome to the CommScope and ARRIS Conference Call. (Operator Instructions) As a reminder, this conference call is being recorded. I would now like to turn the conference over to your host Eddie Edwards, President and CEO of CommScope. You may begin. Marvin S. Edwards - CommScope Holding Company, Inc. - President, CEO & Director Thanks, Lance. Good morning, and thank you for joining us today to discuss CommScope's acquisition of ARRIS for the position CommScope to shape the communications network of the future. This morning, I'm joined by Alex Pease, CommScope CFO; and Bruce McClelland, ARRIS' CEO. We hope you had the opportunity to review the press release we issued this morning as well as the presentation, both are available on the Investor Relations sections of both companies websites. On Slide 2, you will find cautionary language related to forward-looking statements. I will begin today's call with a brief discussion of CommScope's third quarter 2018 financial results, which we also released this morning, our standalone work for the fourth quarter and full year 2018 and then review the ARRIS transaction. Bruce will also share some background on ARRIS and discuss his third quarter 2018 results. So starting with a brief overview of our third quarter results on Slide 4. During the quarter, we continue to face challenging market dynamics. While we grow sales and implemented cost-savings initiatives to mitigate the market environment, we are not satisfied with recent performance. For the quarter, we achieved sales of about $1.15 billion, up about 2% year-over-year We orders of $1.04 billion resulting in a book-to-bill ratio of 0.9, which is typical going into the seasonally soft fourth quarter. For the third quarter, operating income was $132 million and adjusted operating income was $219 million or 19% of sales. Adjusted earnings were $0.59 per diluted share, up 7.3% from the same quarter last year. As you may have heard on recent earnings calls, major North American service providers have increased focus on free cash flow generation. This is due to a variety of factors, including merger-related dynamics, the timing of certain large projects and the competitive landscape. Consequently, our customers are taking a more conservative approach with near-term capital spending initiatives, which contributed to results coming in below our expectations as well as our updated outlook. Our results were impacted by the timing-related spending patterns, we remain 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. PRELIMINARY NOVEMBER 08, 2018 / 1:30PM, COMM - CommScope Holding Company Inc to Acquire ARRIS and Q3 2018 Earnings Call

Client Id: 77 confident that the longer-term drivers will lead to stronger service provider spending as operators identify, virtualize and optimize their networks. Strength in Outdoor Network Solutions business was offset by declines in Indoor Copper and inside plant fiber, which do not meet our expectations in the quarter. As we have previously discussed, we continue to manage technology transitions and shift focus toward our customers as our customers migrate from on-premise to multitenant and hyperscale data centers. We're making progress with this albeit from a relatively small base. We continue to have leadership position in the FirstNet deal and then deployment operators to identify their 4G networks in preparation for 5G will allow us solutions. I believe that we're well positioned for continued success, especially as the project spending for this initiative is likely refreshed in early 2019. Turning to Slide 5. I'll discuss our fourth quarter guidance and our early outlook for 2019. As you read in our earnings release this morning, we have lowered our outlook for the year based on our third quarter results and revised expectations for the fourth quarter. We're disappointed in the near-term trends in our business, and we're taking immediate steps to improve our bottom line. While 2018 has been a challenging year, we do not believe that it's reflective of the long-term trajectory of the company or the strength of our operating model. The top line has been softer than expected as the near-term capital allocation priorities of certain large customers have shifted. In addition, we believe that their spending patterns also represent a slowdown in capital spending associated with the winding down of the 4G cycle before the expected ramp up in 5G related to spending gains real momentum. With the goal of scale, investments in R&D, sophistication of our product offerings and deep customer relationships, we are continuing to position ourselves to capture this opportunity as it unfolds. All that being said, we fully recognize that we can and we must take action to fundamentally improve our performance to accelerating top line growth as well as increasing profitability. To that in our Board and Management team conducted a comprehensive evaluation of our business and evolving industry with the assistance of an independent advisers. The objective of this assessment was to: one, find ways to drive growth in our core markets; and two, to identify growth opportunities in adjacent markets through innovation and acquisition in order to refine a path toward attractive shareholder returns. As part of that assessment, we evaluated both organic and inorganic options, focusing on value-creation potential and strategic fit with CommScope. And that brings us to the transaction we announced today. Turning to Slide 7, we believe the acquisition of ARRIS is the best path for CommScope to drive growth and shareholder value over the near and long term, and we're very excited about this opportunity. Over the past 10 years, customers have come to depend on the connectivity for many things from online research and shopping to reading the newspaper or watching news to learning do-it-yourself fix in their home to keeping track of their daily lives. We expect the next 10 years to be a period where we are not only conducting through our personal advisers, but also connecting millions of things that will provide to cloud-based platforms. This will enable these platforms to further transform our lives through automation, providing decisions and recommendations that make our experiences richer and more personalized. While the data that enables we will be analyzed in the cloud, these things will reside in our factories, in our cities, in our buildings and also in our homes. Strategically, this transaction will position CommScope to be the leader and enabling the connected lifestyle and playing a part in unlocking the potential of the Internet of Things. From a financial standpoint, the transaction is how we compelling and immediately accretive. By the end of the first year post close, we expect the acquisition of ARRIS to be more than 30% accretive to earnings. And for the combined company to generate about $1 billion of cash flow from operations, excluding transaction integration costs and other special items. We expect the addition of ARRIS to increase CommScope's product addressable market to more than $60 billion, and we believe we will unlock access to future high-growth areas like private networks and connected homes. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. PRELIMINARY NOVEMBER 08, 2018 / 1:30PM, COMM - CommScope Holding Company Inc to Acquire ARRIS and Q3 2018 Earnings Call

Client Id: 77 On a personal note, we have known Bob and Bruce as well as the ARRIS team for years. We highly respect them and welcome this opportunity to bring our teams together. We respect what ARRIS' leadership has done in this business, and that includes recent acquisitions, especially the Ruckus portfolio and brand. For several years, we have watched quite closely as Ruckus has grown to become a strong leader in the market. The Ruckus team will be a critical and highly complementary addition to CommScope. And ARRIS' global leadership and high-performance cable edge routing and fiber-optic and RF access transmission technology is very complementary to CommScope's leading fiber and connectivity portfolio. On Slide 8, you can see how the combination will accelerate our vision to shape the communications networks of the future. It is very little product overlap, whether our product offerings are extremely complementary, and we expect overtime to be able to provide better overall solutions to solve challenging problems that our customers face while building the networks of the future. Our highly complementary offering footprints and customer relationships provide significant diversification and the transaction strengthens our positioning in the segments with the highest growth potential. the new spectrum been planned for 5G around the world being and how we expect a greater amount of wireless connectivity infrastructure to be needed indoors and utilizing both licensed and unlicensed technologies, which the combined company will now have. We also share a customer first culture that it emphasizes innovation, giving us confidence in our ability to achieve seamless integration. Slide 9 provides an overview of the transaction. Following closing, CommScope will continue to be led by an experienced Board of Directors and management team that builds on the strength of both companies. I will continue as President and CEO of the combined company, and Bruce and other members of the ARRIS leadership team joined the combined company in senior roles. As you read in the release this morning, the Group is committed to investing $1 billion in CommScope to support the transaction. And 2 members of their team will join our Board of Directors. We are thrilled and fortunate to have reestablish the minority ownership in CommScope, and their interest in our company speaks to our history of collaboration and positive results. There is the testament to the value we created in the past and the significant upside potential for the combined company in the years ahead. Alex will provide more information about the financial details later in the presentation. Finally, the transaction is expected to close in the first half of 2019 and is subject to customary closing conditions and approval by ARRIS's shareholders. I'd now like to turn it over to Bruce McClelland, CEO of ARRIS, who will give you some background on ARRIS and review its third quarter results. Unidentified Company Representative Great. Thanks, Eddie, and good morning, everyone. What an exciting day for both companies. So I know that many of you already follow ARRIS, but for those newer to the company, ARRIS is a global provider and innovator in broadband, video and wireless technology. And will perhaps, we're not a household name. You can find many of our products in a vast number of consumer homes and businesses around the world. Our primary focus is working closely with both service providers and enterprise customers, developing innovative connectivity solutions, enabling the mass adoption and deployment of the Internet to consumers and businesses around the world. We're hit the ground floor connecting people and devices to content and services that which our daily lives. We have a diversified line of products and services with strong leadership positions across our 3 business segments. Networking cloud, which encompasses high-performance as routing platforms and fiber optics and RF transmission equipment along with specialized video processing technology, enabling the efficient distribution of ultra HD video. Customer Premises Equipment, or CPD, which provides the industry's broadest line of both video and broadband devices. And Enterprise networks, which provides wired and wireless networking equipment and the services that supports our ever-growing ever-connected world. Each of these businesses are supported by an extensive network of experts, providing a broad range of specialized professional services to both service provider and customers. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. 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Client Id: 77 We will also bringing significant customer and geographic diversity to the combined company, with a presence in 73 countries, driving over 40% of revenue outside the U.S. with 1,700 service provider customers and approximately 10,000 enterprise channel partners. And then if I go off script for a minute, I just want to take a minute to tell you why I'm so excited about this combination and emphasize several of Eddie's points. When we acquired Ruckus last year, we addressed the 2 primary imperatives for the company. The first was to begin the journey to diversify the company and build a strong enterprise line up and sales channel. The second was to strengthen our wireless capabilities and know-how, and I've been really pleased with the progress we've made this year both those goals. But I knew this was really just the first step and that we needed to aggressively build on these initiatives. And I really believe that the combination of the CommScope and ARRIS teams will significantly accelerate these efforts. We've now created a unique company that we believe has by far the strongest lineup of wireline access and wireless products addressing both the unlicensed Wi-Fi marketplace and the licensed and shared spectra model space. And we're creating an incredibly powerful go-to-market team with 2 of the best cable telco and satellite service provider teams and a multifaceted enterprise sales team building on both direct and distribution sales models. I think the CommScope and ARRIS management team know each other very well. We have a real common heritage and value system, and we're both driven by innovation, and as Eddie said, putting the customer first. We believe the result is going to be great for customers, really exciting for employees, and it provides an excellent return for ARRIS investors and a phenomenal opportunity for investors in the new company. So I couldn't be more excited. I look forward to working with Eddie and Alex, the rest of the CommScope team to achieve great results for the combined company. Now before turning back to Eddie, I'd like to highlight a few items from our third quarter results posted this morning. Non-GAAP earnings per share were $0.68 on sales of $1.65 billion, benefiting from a strong product mix and lower operating expenses. We generated $221 million of cash from operations, which was excellent as invested $353 million a year-to-date on share repurchases. The ARRIS team remains laser focused on our strategy and collaborating with our customers. So with that, I'll turn it back to Eddie and Alex to complete the discussion on the combination. Eddie? Marvin S. Edwards - CommScope Holding Company, Inc. - President, CEO & Director Thanks, Bruce. We're excited about working with you and welcoming the ARRIS team to CommScope. We believe that with this transaction, we can achieve growth and success with company could achieve in its own. To build on the theme, I'd like to discuss the key strategic and financial benefits we see from the transaction, as outlined on Slide 11. The benefit to both companies are clear, and we will drill down into each of these 5 buckets on the following slides. Looking forward, we see significant long-term growth trend that shown on Slide 12. These include network conversions, fiber and mobility everywhere, the ad 5G and fixed wireless access, Internet of Things and rapidly changing networking and technology architectures. Let me spend a few moments discussing these and the impacts we believe that will have in our industry. First, our customers will increasingly require seamless wireless experience, everywhere they go. They don't necessarily care if this experience comes over licensed or unlicensed spectrum, but they wanted to work and they wanted to work without delays. We are seeing an increased demand for end-to-end integrated solutions from our key customers, and we expect this trend to accelerate. Changing networking and technology architectures has decreased the cost a bit and enabling new use cases and driving ever more demand. The great results will be the convergence of licensed and unlicensed spectrum using 4G and 5G with Wi-Fi in existing and new hoping that new opportunities and private network in the Internet of Things. We're seeing fundamental shifts in our customers business models. Mobile network operators are becoming a provider of bundled wireless and mobile plus home broadband services. Multisystem operators are likely to compete by bundling wireless, content and broadband services and MSOs will likely become and scale fiber providers to the Finally, we expect 5G to accelerate the convergence of technologies, and increase bandwidth and capacity at a lower cost per bid, which will enable many new possibilities. However, much of this capacity is likely to come from mid-band and high-band frequencies, which we require differences in deployment areas as well as the technologies needed. As an example, fixed wireless broadband will likely be enabled by 5G as an alternative to wire broadband. This would increase the competitive landscape between the service 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. PRELIMINARY NOVEMBER 08, 2018 / 1:30PM, COMM - CommScope Holding Company Inc to Acquire ARRIS and Q3 2018 Earnings Call

Client Id: 77 providers for connectivity to the home and also increase the importance of reliability in the home. The change in investment priorities of our customers will create new opportunities for the combined company, which we will be well positioned to capitalize on. By combining best-in-class capabilities from CommScope and ARRIS, we will be able to develop new comprehensive solutions that will shape the future of wired and wireless. I will talk to each of these solutions in detail, but broadly the combined company will be able to create new end-to-end solutions, such as the following examples shown on Slide 13. Integrated residential broadband delivery for telecom and cable companies, brand-new coverage and capacity solutions, wired and wireless solutions for macro, metro and enterprise customers, create an opportunity for the future and private networks and connected home offering, anchoring ARRIS's home gateways. Slide 14 reflects more detail about integrated broadband access offerings for the world's largest customers. By bringing our offerings together, the combined company will be positioned to provide solutions from content management to head in central office to the home and in the home for both the MSO's and Together, we will provide an end-to-end solution for these customers and new with faster time-to-market and lower total cost of ownership. The transaction will also enable CommScope to develop end-to-end solutions to provide coverage and capacity at venues with large number of consumers could come together and want to continue to stay digitally connected to the rest of the world. We see this as critical in many applications from stadiums to airports and rail stations to convention centers and hotel complexes. Our CommScope offers its one solution and LTE small cell and structured cabling and ARRIS offers its complimentary Wi-Fi solution in CBRS pico sale along with complement of switches, neither company has or had a complete solution across the licensed and unlicensed spectrum until now. Leveraging both of these capabilities, the combined company will provide an end-to-end integrated offering for in-building connectivity with further potential to integrate more fully to a unified cloud control platform for all connectivity. CommScope and ARRIS combined will have a far greater abilities for wired and wireless connectivity needs at macro sites and metro sites when combining CommScope antennas, cabling and capabilities with ARRIS's Wi-Fi capabilities. Additionally, we will be positioned to offer a compared wired and wireless offering for enterprises that include switching, cabling and connectivity and wireless access points using both licensed and unlicensed technologies. Another opportunity as private networks for industrial, enterprises and public venues on Slide 15. Increasingly, the reliable connectivity needed for big data-driven automation and mission-critical network applications is leading stakeholders to build private networks. These private networks are often billed by either our existing customer or by integrators, who work as facilitators of these key connectivity needs. A comprehensive solution will be key to winning and private networks with components, including both small sales and Wi-Fi access points, using both licensed and unlicensed spectrum and with both localized and cloud-base switching and management systems. Additionally, we see this space to evolve and grow you slightly license spectrum through our spectrum access system, or SaaS, and a virtualized packet core. The 6 gigahertz spectrum gets added to for unlicensed use, we anticipate we'll also be managed by data base much like our SaaS product, and we expect our expertise here to carry over to the Wi-Fi space. We are confident that our solution will be highly attractive to traditional MSOs and enterprises themselves. With this lineup, we expect CommScope to be a strong competitor in the marketplace and a better partner for our customers. Moving to Slide 16. Connected homes represent significant upside in ARRIS's CPE business (technical difficulty) in-home presents divided by a broadband gateway and CommScope's complimentary FTTH products are key components of the comprehensive in-home connectivity solution, which we believe will provide substantial growth opportunities for the combined company. CommScope's capabilities around licensed spectrum along with ARRIS's position in connected home may allow a new level of reliable connectivity in the Wi-Fi networking space. CommScope's antenna knowledge and network trials around 5G fits well with combined with ARRIS's complementary broadband CPE capability, allows the combined company the optionality to become a leader in fits well access to the home as well as mesh wireless leader in the home. We believe that this ongoing evolution will make the home a competitive battleground for wireline and wireless players, and we will be best position to win. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. PRELIMINARY NOVEMBER 08, 2018 / 1:30PM, COMM - CommScope Holding Company Inc to Acquire ARRIS and Q3 2018 Earnings Call

Client Id: 77 On Slide 17, nid like to take a moment to discuss ARRIS's customer equipment business and the broader market dynamics. Globally, CPE is about $20 billion market comprised of both video and broadband equipment. Video CPE is expected to continue to decline, while broadband continues to grow. ARRIS's CPE business trends aligned to market trends, but we like to risk return trade-off due to the strategic position with the home and its solid cash flow generation. As we evaluated the CPE business, there are a few points that are important to consider. ARRIS's CPE business has had a leading position with key customers, which can enable CommScope to cross-sell non-CPE products. While video has been in decline, broadband is slowing, and we expect this to continue. In addition, while the U.S. business has been under pressure, we expect the international momentum to continue. We expect the business to be driven by technology cycles like DOCSIS 3.1, Wi-Fi 6, IP video and CPE is the majority of ARRIS's revenues, but it's important to note that it will be a small portion of our pro forma EBITDA. Finally, we have plans to manage this business efficiently with cost opportunities available to help us improve profitability and cash flow. On a strategic perspective, the connection to the home could be a significant advantage for our combined company. The gateway is critical to an operator's ability to deliver subscriber experiences, service and mobility. Our potential solutions include the comprehensive CPE and wireless LAN solution as an anchor to our smart devices and multimedia needs, network access and customized CPE to enable fixed wireless access and fixed wireless access and fiber-to-the-home to satisfy ever-growing bandwidth demand and network needs. We have the opportunity to shake home Wi-Fi management, and we have the combined potential to redefine in-home connectivity. Now let's discuss the scope of this transaction on Slide 18. As a combined company, we will be better positioned not just to adapt to, but to indeed shape the future of wired and wireless communications. ARRIS will enable CommScope to address new and growing markets, while geographic footprint. We believe that the combined company will have a global position, reach and financial means to drive new and innovative solutions for customers, while creating significant value to shareholders. CommScope and ARRIS will also have shared technical expertise with combined approximately 15,000 patents and about $800 million in average annual R&D investment. Slide 19 illustrates the significant high-growth addressable markets that we expect to unlock together. With ARRIS, we expect to more than double our pay on to more than $60 billion, and that base is expected to grow. CommScope's current is about $25 billion is primarily wired and wireless network infrastructure and grows primarily in the fastest growing small cell metro sales and inside plant fiber markets. Nicely complementing this is ARRIS's current of more than $35 billion, which is primarily in CPE, network access and wireless LAN solutions with growth primarily in network service and wireless LAN. I was told unlocking future high-growth areas such as smart home and private networks as a combined company is expected to give us a better opportunity to accelerate our top line. Turning to Slide 20, let's discuss our customer opportunity. For more than 40 years as communications infrastructure leader, we have shaped the network of tomorrow. There is always been an overriding company objective to continue to enhance our relevance with both existing and perspective customers. This combination of CommScope and ARRIS is a progressive strategic move that not only broadens our capabilities, but significantly enhances our global value proposition and end-to-end communication infrastructure solutions. So what does that mean? The combination makes us more relevant to our existing customers and partners, and it improves our overall value proposition to new customers and partners. In addition, our highly complementary offerings, footprint and customer relationships provide significant diversification and present us with significant growth opportunity. As Bruce noted looking forward, we see long-term growth trends in network convergence, fiber and mobility everywhere, the advent of 5G and fixed wireless access, the Internet of Things and rapidly changing networking and technology architectures. Together, we will be better positioned to evolve and succeed. Those of you that are familiar with CommScope knew our track record of successfully integrating large scope acquisitions, which goes back to 2004 and covers 6 significant deals. Slide 21 also demonstrates our ability to think ahead of the curve and pursue transactions prior to or in the beginning stages of disruptive advance. First with the Internet explosion, then the wireless and mobility, followed by the digital revolution and bandwidth demand. Today, we are again looking to capitalize on emerging trends and advances to push to 5G. As we have in past deals, we expect to work together with Bruce and the ARRIS team to achieve a seamless integration, including realizing the projected synergies, while continuing to drive growth 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. 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Client Id: 77 and ensuring there is minimal, if any impact on our customers and business partners. As I mentioned, we have known Bruce for a long time and have a tremendous amount of respect for him and his team. They will be key to this effort. Both companies have a rich history of successful acquisitions. And by adding ARRIS to our long record of growth and success with disciplined M&A, we are well prepared for and look forward to 2020 and beyond promises. I'll now turn it over to Alex Pease, CommScope's CFO to discuss the financial profile of the combined company on Slide 22. Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO Thanks, Eddie, and I would say just how excited I am to be part of this transformative deal. It's truly a great day for of the combined companies. Since joining CommScope in April, we've been clearing our commitment to identifying and pursuing opportunities to drive solid growth in core and adjacent markets through innovation and accretive acquisitions. Today, we're following through on that commitment. This transaction checks all the boxes as shown on Slide 22. First, it drives substantial cash flow generation, expected to be about $1 billion in the first year as the combined company, excluding the related expenses. This will allow us to focus on reducing our debt while also strategically investing back into the business. Second, it creates meaningful annual run rate cost synergies of more than $150 million with the potential upside of revenue synergies that we have not reflected in our projections. Third, it's expected to be more than 30% accretive to adjusted EPS by the end of the first full year of the closing, and it also expands our addressable market, which we expect to be more than $60 billion. We have highlighted the independent strengths of both companies, but let's look at Slide 23 for an overview of the strong financial profile of the combined company. For the 12 months that ended September 30, 2018, on a pro forma basis, the combined company would have generated revenues of approximately $11.3 billion from a well-balanced lineup and customer base with adjusted EBITDA of approximately $1.8 billion. On the right side of the chart is the representative look at profitability of the combined company. While we allocate cost differently and illustrative example is meant to show that while CPE may be a large portion of the overall revenue, we expect it to be a much smaller portion of overall profitability with a significant strategic optionality and upside that Eddie mentioned earlier. CommScope has a proven track record of successfully delevering in previous transactions, which is highlighted on Slide 24. In the most recent case, we reduced net leverage from roughly 5x to 3.9x, which reflected $1.4 billion in debt repayments since the acquisition of DNS in August of 2015. We expect to have similar net leverage of the closing of the ARRIS transaction, and we intend to use our strong free cash flow to drive leverage down from the expected 5.1x at close to our interim target of roughly 4x in the second full year after closing. Over the long term, we're targeting net leverage of between 2 and 3x EBITDA. On Slide 25, you can see our increased scope will also provide substantial cost energy opportunities. We expect to achieve annual run rate cost savings of at least $150 million within 3 years post-close, driven primarily by synergies and back-office redundancies, procurement related savings and applying a lean operating model across both companies globally to drive operational efficiency. From a timing standpoint, we're targeting $50 million in the first year, $125 million in the second year post close and we expect to be at our full synergy run rate of at least $150 million within 3 years. As Eddie mentioned, we have a strong track record of delivering on our synergy commitments, and this is most recently proven by over delivering on our DNS synergies by nearly 30%. We also see the potential for revenue synergies, but we've not reflected this in any of our financial projections. We're also pleased to resume our collaboration with the group and support this transaction. is one of the world's largest and leading private equity firms with a deep expertise in the telecommunication industry and excess of knowledge and experience with CommScope. took CommScope private in 2011, following the IPO in 2013 and until their full exit in 2016, the CommScope investment rank near the top in history. has agreed to invest $1 billion of convertible preferred equity with a 5.5% coupon and $27.50 initila conversion price. Assuming conversion, will own approximately 16% of the combined company. In connection with this announcement, as Eddie mentioned earlier, 2 representatives will also be joining the combined company board. We truly appreciate support for the transaction and long-term vision for our company name, and we look forward to partnering with them again to drive enhanced returns for all of our shareholders. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. PRELIMINARY NOVEMBER 08, 2018 / 1:30PM, COMM - CommScope Holding Company Inc to Acquire ARRIS and Q3 2018 Earnings Call

Client Id: 77 On Slide 27, you will see the financing overview. Importantly, there are no conditions to financing the transaction. We are financing the transaction through a combination of cash on hand, borrowing under our existing credit facilities and $6.3 billion of incremental debt and $1 billion investment, I just discussed. This structure assumes full repayment of ARRIS's outstanding debt, which was approximately $2.1 billion as of September 30, 2018. While subject to customer and closing conditions, we project closing in the first half of 2019. And that concludes my financial review. So I'll turn the call back over to Eddie for some final remarks on Slide 28. Marvin S. Edwards - CommScope Holding Company, Inc. - President, CEO & Director Thanks, Alex. Before we open the call for Q&A, I'd like to again highlight the compelling value and benefits we believe this transaction will deliver to both companies shareholders, customers, partners and employees. We're confident we will achieve solid growth in core markets as well as entry into newer high-growth markets. Over the long term, we believe this transaction will also resolve and reduce volatility and enhance shareholder value. Customers and partners will gain access to complementary and end-to-end infrastructure solutions, allowing us to comprehensively address their need and open new and exciting opportunities. We are also focused on what this means for employees of both companies and of offerings, development and advancement opportunities we expect from this combination. As you can see, we are clearly excited about what this will provide to all of our stakeholders, and we look forward to working together to deliver those benefits as efficiently and seamlessly as possible. With that, I will open it up for Q&A and turn it back over to Lance? Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions) Your first question comes from the line of Amir Rozwadowski with Barclays. Amir Rozwadowski - Barclays Bank PLC, Research Division - Director, Head of the U.S. Telecom Service and Comm Infra Research & Senior Research Analyst A couple, if I may. First and foremost, thinking about CommScope's organic business, the pattern over the last several quarters is that there has been a lot of choppiness with respect to some of your customer flow at the moment. We obviously saw a reset of the guidance expectations for 2018. How do you give investors comfort that this is sort of the next -- sort of achievable bar of expectations, sort of set out there in terms of sort of the business trends that you're seeing? And then the second question I have, if you go back to Analyst Day, you folks have suggested that leverage some of the flexibility in terms of the deals that you could be looking at. What changed with respect to the ARRIS transaction in your desire to be willing to take leverage up to be sort of 5x at the higher end of where you have been before in terms of leverage? How do we think about sort of the strategic benefits and ability to delever going forward here? And then lastly the $150 million in synergy seems somewhat conservative. I know you folks mentioned in the prepared remarks, your ability to outperform synergy target at the moment, is that something that we should be thinking about when contemplating this transaction? Marvin S. Edwards - CommScope Holding Company, Inc. - President, CEO & Director Okay. I'll let Alex start on this, and I'll add to that colors as well. Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO So I mean, let's start with the leverage. At closing, we anticipate being at 5.1x, which is well within the company's history of leverage and the ability to manage it at that level. So I think we got comfort, given the strong track record of the combined company as well as the significant cash flow 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. PRELIMINARY NOVEMBER 08, 2018 / 1:30PM, COMM - CommScope Holding Company Inc to Acquire ARRIS and Q3 2018 Earnings Call

Client Id: 77 that this transaction represents. Just to highlight something Eddie said, it's more than $1 billion a year or about $1 billion a year of cash flow, and we expect to use that to delever a quite quickly down to our target range of 2 to 3x. I think the other dynamic that evolve since the Analyst Day was the interaction of in some of our strategic discussions. And I think the support they provide both in terms of just being extremely experience with the company, understanding through cycle growth trends and the through cycle value creation that the company can deliver as well as just being an extremely valuable partner in validating the overall strategy, really made us comfortable with the leverage targets that we've articulated. On $150 million synergy target, our view is that the company has extremely strong track record in delivering synergies. As I mentioned in my remarks we over delivered on the BNS synergies by about $30 million and certainly, we will strive to over deliver on the number that we've articulated here. One thing that's different about this deal is, as Eddie mentioned, the 2 companies are highly complementary, and there is a substantial strategic upside in revenue synergy opportunities. So we're going to proceed very carefully in terms of making sure we unlock the strategic promise and the growth of potential. And to that while still getting back-office images, but being prudent in terms of how we do it. And then on your last point regarding comfort and how this combined company really delivers on the strategic promise, I'll let Eddie and Bruce articulate some of the rationale there. Marvin S. Edwards - CommScope Holding Company, Inc. - President, CEO & Director I'd like to add as you first started your questions, you talked about choppiness in the model and I'd like to add something there. has been following CommScope over the last decade or so, you're seeing as the down you have a slowdown in the market. You also have choppiness that increases. What we're seeing here at the same time is 4G has matured, and we start to see the beginnings of 5G, we're seeing the capital needs of many of our large customers change materially as they have gone into other areas outside and just being a service provider or a network operator. And so we have to compete for infrastructure product along with the needs of our customers capital needs. What I think can help that, so that's the choppiness, for example, from our standpoint. What I believe can help that, if you look at the benefits that putting to these 2 companies together with CommScope primarily being a passive product infrastructure provider and the ARRIS having a lot of active-type devices, we see that is a great potential. We also see the benefit of in the enterprise market between our in-building site of products, which I've talked about as well as their Wi-Fi access points, which we think Ruckus is a great and growing platform to benefit from. Unidentified Company Representative Just, I guess, couple thoughts. I mean, the fundamentals that underpin both of our businesses are really twofold one around bandwidth in the growth in bandwidth consumption and the second one is around connectivity. And what the other opportunity we're addressing is the technology upgrade cycle to deliver on those 2 things. And I don't think anybody would deny the long-term trend towards increasing bandwidth and improving connectivity, and that's what the combined company is addressing and long-term and that fundamentally is going to be very positive for us. Operator Your next question comes from the line of George Notter from Jefferies. George Charles Notter - Jefferies LLC, Research Division - MD & Equity Research Analyst I guess, I wanted to go back to the leverage ratio, you don't mind. The 5.1, I believe excludes the convertible preferred equity, it's going to can you just say something on that would be great? And then I think I appreciate the slide you put out there on Slide 24 and look at the peak in terms of leverage ratios historically. But at the same time, I think you could argue there are significant pressures on the wireless side of the business. You now own set-top box business that's declining in a peaking economic environment. I guess, I'm wondering in light of those things, maybe the historical on the net leverage ratio may be or entirely applicable here. I'm just going back to why you thought like 5.1x is the right leverage ratio you have given all those things? 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. PRELIMINARY NOVEMBER 08, 2018 / 1:30PM, COMM - CommScope Holding Company Inc to Acquire ARRIS and Q3 2018 Earnings Call

Client Id: 77 Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO Thanks for the question, George. I mean just to underscore, we think 5.1 is extremely prudent, given the cash-generating strength of the business. So again almost $1 billion a year of cash, $1.8 billion a year of EBITDA. We can more than comfortably coverage -- cover our fixed charge commitments even with more than 50% decline in the EBITDA. So we feel extremely comfortable that the leverage we're putting on the company is prudent. To just qualify one of our questions, it does exclude the commitment. We do have the option to pick the cash interest if required, and we believe that instrument is treated largely as an equity instrument more than that instrument. On some of the points you mentioned around a set-top box and our exposure to that, as Eddie mentioned, we actually view the broadband side of the set-top box business as really a strategic weapon and giving us an opportunity to gain access or ownership of the home, which is going to be a part of the strategic battleground as 5G unfolds. It's important to note that there is a significant amount of R&D investment that goes into that business. It does generate a substantial amount of cash. And as Bruce and Eddie get into really understanding the opportunity behind set-up boxes, there is an opportunity to leverage that for even more cash if they decide to go down that path. So I think we feel comfortable really on all fronts. Eddie? Marvin S. Edwards - CommScope Holding Company, Inc. - President, CEO & Director No. I was going to talk about CPE business. I think you covered all the departments Operator Your next question comes from the line of Samik Chatterjee from JPMorgan. Samik Chatterjee - JP Morgan Chase & Co, Research Division - Analyst I just want to first you on the 3Q results here for the standalone business, CommScope business. Can you help me reconcile your comments around kind of the tightening of costs and you're seeing from the North American service providers versus what you reported as kind of revenues from the U.S. being up, I think, 10% year-on-year and similarly we saw kind of in this quarter, the revenue decline from Asia exited, I think, negative 18 versus negative 10 last quarter. Are you seeing any change in the competitive dynamics here? Is this more of stepping away from newer margin businesses, how do we think about this weakness in Asia? Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO So I'm going to take the last part of that. What we saw was a slowdown in Asia PAC in 2 regards. Australia, we had a slowdown with some customers there. Normal expectation of as they are nearing completion of some projects. In the India area, India and other parts of Asia, we see extreme price competition. We have determined that there is price below where we will not grow, and we see it growing to be more than export platform than we do revenue. This is primarily in wireless, the enterprise side of the market is more normal, but from the wireless side market, it is highly competitive and we would prefer to use our assets to support better markets. Samik Chatterjee - JP Morgan Chase & Co, Research Division - Analyst North America, sorry? Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO On the North America side, I think what we talked about is that we saw some slowdown among some of our larger customers. Although, it was up, we were in outside plant, but we did slowdown in some of our North American customers, our larger customers, as they have used some of their balance sheet and other needs. And so I think I mentioned that in my narrative. Our business with them, we think is equal to We have very good relationship with the customer base here in North America. We don't think that has changed. We think it's just timing and other needs of cash. 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. PRELIMINARY NOVEMBER 08, 2018 / 1:30PM, COMM - CommScope Holding Company Inc to Acquire ARRIS and Q3 2018 Earnings Call

Client Id: 77 Samik Chatterjee - JP Morgan Chase & Co, Research Division - Analyst One quick clarification of this acquisition need approval in China? Jennifer Crawford - CommScope Holding Company, Inc. - Director of IR We need to move on. Let's go to the next question. Operator Your next question comes from the line of Shawn Harrison from Longbow Research. Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst One brief question, one may be a bit more in depth. Eddie, you guys have struggled with price deflation here, particularly in North America. As we look at next year in that, I guess, preliminary guidance, is it getting any worse? Or are you seeing any increased competition there? And then I know on ARRIS, it's dealing with input cost issues. How do you manage that volatility as a combined company, you don't see earnings volatility down the road? And then I have a follow-up for Alex? Marvin S. Edwards - CommScope Holding Company, Inc. - President, CEO & Director I think, Sean, what we've talked about in earlier calls is that we saw price compression earlier in the year. We talked, Eddie linked about. We have plans in place, which we're on target to meet during the course of this year and into next year to make up for some of that price compression. We're not seeing anything out of the norm other than those types of things. It's a competitive market. We have to be competitive, but there is nothing really outside the norm that we're seeing today. Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst And then just ARRIS with the member input cost issues, how do you manage that was going forward given the volatility that have seen over the past say 18 or 24 months? Marvin S. Edwards - CommScope Holding Company, Inc. - President, CEO & Director So I'll let Bruce answer that. Unidentified Company Representative Sean, the way I think there is 3 different areas that we've had headwinds for the last 18 months. The first is around different types of memory components. The second is around a variety of different other kind of commodity parts like capacitors, MLCC, et cetera. And the third most recently is around the China import tariffs. So on the first one on memory, what we've seen is not just a flattening, but some signs of improvement around memory cost going forward. We'll see what 2019 has to hold for us, but indications are not that's going to be better for next year. On MLCC in particular, which is been a big cost that this year. We've seen the cost on that flatten at this point, hopefully, it don't get any worse. The indications we're getting at this stage and then as 2019 progresses. While it's going to depend on kind of the entire market demand around these types of devices, and we're not anticipating getting worse at this stage. And then finally on tariffs, quite bit recently the ultimate solution is moving the 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. PRELIMINARY NOVEMBER 08, 2018 / 1:30PM, COMM - CommScope Holding Company Inc to Acquire ARRIS and Q3 2018 Earnings Call

Client Id: 77 actual production products outside of China and we're well underway on achieving those goals and expect to be completed in the first half of the year. But I really feel like we've got most of these things under control at this point. Marvin S. Edwards - CommScope Holding Company, Inc. - President, CEO & Director And then I would like to add on the tariff situation, we have taken aggressive action to mitigate probably 75% of what we thought the original cost was. We will surcharge as appropriate to mitigate much of the balance. So we think for this year, it's not going to be a material issue. We're doing the same thing and that ARRIS is doing to relocate manufacturing to other nontariff parts of the world. And so those steps are well underway, and we think that we can mitigate much of the cost that we could see otherwise. There is a question that we've been asked by people this morning is that, the approval process of this deal. And what we have to do and is one particular country called China involved in that approval process. The answer to that is no. We think that we've been well advised. And we do have to get approval and some other countries, but China would not be one of those. Operator Your next question comes from the line of Mark Delaney from Goldman Sachs. Mark Trevor Delaney - Goldman Sachs Group Inc., Research Division - Equity Analyst First, on the combined company, Eddie appreciate all the comments on the potentials for what the companies could do together. I was hoping you could give a little more sense is those joint opportunities is that more about cross-selling products obtain CommScope always tried to do in terms of solution flat sales? Or is this more of creating brand-new types of products or technologies form each of the companies to create those brand-new products? Anymore color on that would be a very helpful? And then I have a follow-up next. Marvin S. Edwards - CommScope Holding Company, Inc. - President, CEO & Director I think, the answer is yes. I think we expect cross-selling certainly within the enterprise part of ARRIS, which is the Ruckus business. We do expect with high-end building side of products as well as our traditional enterprise products that can go in concert with their business. We think that that's benefit to us. In the networking cloud business, they have at design and implementation business in the hyperscale. This was a pleasant surprise as we did diligence to more on that. They have relationships with many of the customers that we're trying to develop relationships with. So we think that, that is a mutual benefit, as we get into this market on a more meaningful basis. Mark Trevor Delaney - Goldman Sachs Group Inc., Research Division - Equity Analyst Okay. And my follow-up question is on the ARRIS side of the business. I believe the ARRIS revenue came in below guidance may be for the quarter, maybe help us understand the drivers for that? You guys thinking about that the intermediate term outlook for ARRIS that you discussed in, I was hoping a better understanding, what's baked in for ARRIS fundamentals relative to maybe where consensus is modeling in terms of what's assumptions that baked into the 30% accretion that number that you talked about in terms of what ARRIS could mean for CommScope? Unidentified Company Representative So on our third quarter results, I think you saw our profitability coming in as expected with softer top line. And 2 really reasons for that, one is around the mix of software licenses. We're stronger in the quarter, which helped the bottom line, the top line software when sell licenses and set our hardware, but the profitability is good. And then the second we did have some component shortages that we finished the quarter. So it's just a matter of timing on some of the shipments in the quarter. So not a lot of big variation there that 2 factors in the quarter. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. PRELIMINARY NOVEMBER 08, 2018 / 1:30PM, COMM - CommScope Holding Company Inc to Acquire ARRIS and Q3 2018 Earnings Call

Client Id: 77 Mark Trevor Delaney - Goldman Sachs Group Inc., Research Division - Equity Analyst In consensus, those are reasonable in terms of what was behind ARRIS potentially being greater than 30% accretive within the first year post-close? Unidentified Company Representative I think the way to think about it, Alex, you think about the market opportunity here and the amount of CapEx that we expect to be spend next year. I think overall across the industry, we expect kind of low single-digit market capital -- CapEx increase next year. And so the opportunity for the combined company is to go capture share of that, and this is behind the projection. Marvin S. Edwards - CommScope Holding Company, Inc. - President, CEO & Director And just to echo what Bruce is saying, we do believe that there is greater than 30% accretion opportunity, even in the face of a flat 2019, as Eddie guided. A lot of that depends on what you assume about our closing time line. We have assumed close in the first half of the year. But again, we do see significant accretion opportunity to the business. Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO Operator, we have time for one more question. Operator Your next question comes from the line of Simon Leopold from Raymond James. Simon Matthew Leopold - Raymond James & Associates, Inc., Research Division - Research Analyst Just real quick one, easy hopefully for the tax rate for what the combined company might look like. And Bruce, if you could give us a split of networking cloud and CPE, I appreciate that. My broader question gets back to the tariff issue. I appreciate that you guys are both moving manufacturing out of China and that helps address the cost in the long run. But in terms of trying to set expectations, I assume you have both faced tariff pressure in the first half of 2019, I'd like to get a better understanding of how to think about that specifically how it affects the timing of your customer purchases as well as your own operations? So tax, networking cloud split, and then the bit tariff question? Marvin S. Edwards - CommScope Holding Company, Inc. - President, CEO & Director Let me answer the tariff question. We're not on the face of moving out of China. We're going to redirect what we make and where it goes. So we still have significant manufacturing capacity in that market as we do in India. And so we will realign where certain products that are destination is. So that will be one way to mitigate. The other is that we will displace some of the outsourcing that we do to other places and possibly insource for some of the products that we have made there. So this combination of both, I think we're taking help next year. The mitigated as well. So it's not the most concerning thing that we have in our bucket right now. So we think we have taken the appropriate steps to make this model possible. Alexander W. Pease - CommScope Holding Company, Inc. - Executive VP & CFO And your tax question, we expect tax for the combined company to be in the range of around 30%and then cash tax is a little bit more than half about. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. PRELIMINARY NOVEMBER 08, 2018 / 1:30PM, COMM - CommScope Holding Company Inc to Acquire ARRIS and Q3 2018 Earnings Call

Client Id: 77 Unidentified Company Representative Just on final question, Simon. So you will see this on the 10-Q, different cloud sales for Q3 with $532 million, CPE with $942 million and enterprise with $180 million. Marvin S. Edwards - CommScope Holding Company, Inc. - President, CEO & Director And thanks to each of you all for attending our conference call this morning. We're very excited about what this opportunity goes for our company and for the value creation for our shareholders. So we hope you support us, and we'll talk to you later. Thank you. Operator Ladies and gentlemen, this concludes today's conference call. Thank you for your participation, and have a wonderful day. You may now disconnect. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2018, Thomson Reuters. All Rights Reserved. 12082749-2018-11-08T16:46:41 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. PRELIMINARY NOVEMBER 08, 2018 / 1:30PM, COMM - CommScope Holding Company Inc to Acquire ARRIS and Q3 2018 Earnings Call

Forward-Looking Statements

This document includes forward-looking statements that reflect the current views of CommScope or the Company with respect to future events and financial performance, including the proposed acquisition by CommScope Holding Company, Inc. (“CommScope”) of ARRIS International plc (“ARRIS” or the “Company”). These statements may discuss goals, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs of the management of CommScope and/or the Company, as well as assumptions made by, and information currently available to, such management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside of the control of CommScope and the Company, including, without limitation: failure to obtain applicable regulatory approvals in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed transactions; the risk that the Company will be required to pay the termination fee under the Bid Conduct Agreement; the potential impact of announcement or consummation of the proposed acquisition on relationships with third parties, including customers, employees and competitors; uncertainties as to the timing of the tansaction; the possibility that competing offers will be made; any statements of belief and any statements of assumptions underlying any of the foregoing; and other factors beyond the control of CommScope and/or the Company.

These and other factors are discussed in greater detail in the reports filed by CommScope and the Company with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018 and CommScope’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Reports on Form 10-Q for the periods ended June 30, 2018 and September 30, 2018. Although the information contained in this document represents the best judgment of CommScope and/or the Company as of the date of this document based on information currently available and reasonable assumptions, neither CommScope nor the Company can give any assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, the Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of the date made. Neither CommScope nor the Company is undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

Important Additional Information Regarding the Transaction and Where to Find It

In connection with the proposed transaction, ARRIS will prepare a proxy statement to be filed with the Securities and Exchange Commission (the “SEC”). When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of ARRIS. INVESTORS AND STOCKHOLDERS OF ARRIS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, INCLUDING ARRIS’ PROXY STATEMENT WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as ARRIS’ other public filings with the SEC may be obtained without charge at the SEC’s web site, http://www.sec.gov, or at ARRIS’ website at http://ir.arris.com. ARRIS’ stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com.

Participants in the Solicitation

ARRIS and its directors and certain of its executive officers, and CommScope and its directors and certain of its executive officers, may be deemed to be participants in the solicitation of proxies from ARRIS’ stockholders in connection with the proposed transaction. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 23, 2018, and its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 23, 2018. Information about the directors and executive officers of CommScope is set forth in the proxy statement for CommScope’s 2018 annual meeting of stockholders, which was filed with the SEC on March 20, 2018. Additional information regarding potential participants in the solicitation of proxies from ARRIS’ stockholders and a description of their direct and indirect interests, by security holdings or otherwise, will be included in ARRIS’ proxy statement when it is filed.